SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported) August 11, 2003

                              ORALABS HOLDING CORP
             (Exact name of registrant as specified in its charter)


          Colorado              000-23039                    14-1623047
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    (State or other            (Commission               (I.R.S. Employer
     jurisdiction             File Number)              Identification No.)
   of incorporation)


 2901 South Tejon Street, Englewood, Colorado                          80110
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    (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code             303-783-9499
                                                  ------------------------------



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         (Former name or former address, if changed since last report.)



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Item 5.           OTHER EVENTS

         On August 13, 2003, OraLabs Holding Corp. (the "Company") issued a press release announcing that it received a notification letter from NASDAQ dated August 11, 2003, stating that the Company has not maintained a minimum market value of publicly-held shares ("MVPHS") of $1,000,000.00 as required for continued inclusion by Marketplace Rule 4310(c)7 (the "Rule"). If compliance with the Rule cannot be demonstrated by November 10, 2003, NASDAQ will provide written notification that the Company's securities will be delisted, and at that time, the Company may appeal the determination to a Listing Qualification Panel. There can be no assurance that such an appeal would be successful.

         In addition, as previously reported and as discussed in the press release, NASDAQ gave written notice to the Company on August 26, 2002 that the Company did not maintain a minimum bid price of $1.00 as required by Market Place Rule 4310 (c) (4). The 180-day period in which to demonstrate compliance ended February 24, 2003 but was extended for an additional 180 days that now expires on August 21, 2003. The Company's securities will then be subject to delisting as of that date, and the Company intends to request an extension of time and appeal the delisting so that the Company can implement a reverse share split with a goal of retaining the listing. There can be no assurance that such an appeal would be successful.

         A copy of the news release is attached hereto as Exhibit No. 99.1.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibit 99.1 Press Release dated August 13, 2003, is filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ORALABS HOLDINGS CORP



                              By:   /s/ Gary H. Schlatter
                                 -----------------------------------------------
                                   Gary H. Schlatter, President

Dated: August 14, 2003





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                                  EXHIBIT INDEX

Exhibit No.       Description
       99.1       Press Release issued by the Registrant dated August 13, 2003.